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                                                                     EXHIBIT 5.1

                   [THE WILLIAMS COMPANIES, INC. LETTERHEAD]

                                                                   June 15, 2001

The Williams Companies, Inc.
One Williams Center
Tulsa, Oklahoma 74172

Ladies and Gentlemen:

     Re: The Williams Companies, Inc. Common Stock issuable in the Barrett Resources Corporation Merger

     I am Senior Vice President and General Counsel of The Williams Companies, Inc., a Delaware corporation (the "Company"), and I, or attorneys responsible to me, have acted as counsel for the Company in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the registration under the Securities Act of the offer and sale of shares of the Company's common stock, par value $0.01 per share (including the associated preferred stock purchase rights, the "Shares"), that may be issued in exchange for shares of common stock, par value $0.01 per share, of Barrett Resources Corporation ("Barrett Resources"). Such issuance and exchange would occur in connection with the merger (the "Merger") of Barrett Resources with the Company's wholly-owned subsidiary Resources Acquisition Corp. as described in the Agreement and Plan of Merger, dated as of May 7, 2001 (the "Merger Agreement"), among the Company, Barrett Resources and Resources Acquisition Corp.

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

     In connection with this opinion, I, or persons responsible to me, have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Restated Certificate of Incorporation and By-laws of the Company, each as amended to date, (ii) the Registration Statement, as amended through the date hereof, (iii) a specimen certificate evidencing the Company's common stock, and (iv) certain resolutions adopted to date by the Board of Directors of the Company. I, or persons responsible to me, have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates or records of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. As to any facts material to this opinion that I did not independently establish or verify, I have relied upon oral or written statements or representations of officers and other representatives of the Company and Barrett Resources.

     I am a member of the bars of the states of Oklahoma and New York. The opinions expressed herein are based upon and limited exclusively to the General Corporation Law of the State of Delaware.
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     Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that the Shares which are being registered pursuant to the Registration Statement have been duly authorized by the Company, and when issued in the manner contemplated by the Registration Statement and in accordance with the terms of the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. I also consent to the use of my name under the heading "Legal Matters" in the Registration Statement.

                                          Sincerely,

                                          /s/      WILLIAM VON GLAHN
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                                          William von Glahn
                                          Senior Vice President &
                                          General Counsel
                                          The Williams Companies, Inc.